Form N-SAR
Item 77O

Name of Registrant:	VALIC Company I

Name of Portfolio:	VALIC Company I International
Growth

Issuer:		Willis Group
Holdings Limited

Years of Operation:				3+

Underwriting Type:				Firm

Offering Type:		U.S. Registered

Underwriter from whom Purchased:	Salomon Smith
Barney

Underwriting Syndicate Members:

Salomon Smith Barney Inc	J P Morgan Securities
Inc
	Banc of America Securities LLC	Credit Suisse First
Boston Corporation
	Morgan Stanley & Co Inc	UBS Warburg LLC
	Cochran Caronia Securities LLC	Merrill Lynch Pierce
Fenner & Smith Inc
	Dowling & Partners Securities LLC	Fox Pitt Kelton Inc
	Janney Montgomery Scott LLC	Keefe Bruyette & Woods
Inc
	Neuberger & Berman

Date Offering Commenced:	05/15/02

Date of Purchase:		05/15/02

Principal Amount of Offering:	$626,683,875.00

Offering price:	$28.25

Purchase price:	$28.25

Commission, spread or profit:	$1.095share

Principal amount of purchases by all
investment companies advised by the
investment sub-adviser:	335,643.56


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